                                                                    EXHIBIT 23.2

                                                                [Letterhead]
                                                           Deloitte & Touche LLP
                                                          101 West Second Street
                                                           Davenport, Iowa 52801




INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Eagle Food Centers, Inc. on Form S-3 of our report (which report indicates that the uncertainty of the Company about if or when it will emerge from Chapter 11 Bankruptcy raised substantial doubt about the Company's ability to continue as a going concern and that the Company changed its method of accounting for goodwill) dated April 14, 2000, appearing in the Annual Report on Form 10-K of Eagle Food Centers, Inc. for the year ended January 29, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Davenport, Iowa

September 27, 2000